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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No.333-53146) of our reports dated December 6, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in CIENA Corporation's Annual Report on Form 10-K for the year ended October 31, 2000, as amended. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

Pricewaterhouse Coopers LLP


McLean, VA
February 9, 2001